Exhibit 99.1

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE THIRD QUARTER

ENDED SEPTEMBER 30, 2024

Third Quarter 2024 Summary Results

●	Total revenues of $182.6 million, down 9.4% YoY
●	Operating income of $2.3 million
●	Operating ratio of 98.7%
●	Diluted earnings per share of $0.11

Tontitown, Arkansas, October 24, 2024...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (“we” or the “Company”) today reported consolidated net income of $2.4 million, or diluted and basic earnings per share of $0.11, for the quarter ended September 30, 2024. These results compare to consolidated net income of $6.1 million, or diluted and basic earnings per share of $0.28 for the quarter ended September 30, 2023.

Operating revenues decreased 9.4% to $182.6 million for the third quarter of 2024 compared to $201.5 million for the third quarter of 2023.

Joe Vitiritto, President of the Company, commented, “Our consolidated operating results for the third quarter of 2024 improved sequentially. The quarter started off slow because of extended, but planned, down time from some of our biggest customers and ended slower than expected as we saw impacts to our business and volumes prior to Hurricane Helene. Inflationary operating costs continue to materialize, but we are determined to minimize the impact to our business and focus on factors that we can control. We continue to see signs that the market is improving, and I am confident that we are moving closer to a more normal truckload market. In these times, I am thankful for our whole team, especially all of our professional driving associates as they continue to demonstrate resiliency even in the face of challenges brought about from this tough environment.”

Liquidity, Capitalization, and Cash Flow

As of September 30, 2024, we had an aggregate of $152.2 million of cash, marketable equity securities, and available liquidity under our line of credit and $308.9 million of stockholders’ equity. Outstanding debt was $288.7 million as of September 30, 2024, which represents a $27.0 million increase from December 31, 2023. During the first nine months of 2024, we generated $43.8 million in operating cash flow.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas, under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; general inflation, recessionary economic cycles and downturns in customers' business cycles; a significant reduction in or termination of the Company's trucking service by a key customer, including as a result of future labor disruptions; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; potential economic, business or operational disruptions or uncertainties that may result from any future public health crises; the resale value of the Company's used equipment; the price and availability of new equipment consistent with anticipated acquisitions and replacement plans; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, rules regarding the classification of independent contractors as employees, tariffs, import/export, trade and immigration regulations or policies; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries

Key Financial and Operating Statistics

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except earnings per share)		(in thousands, except earnings per share)

Revenue, before fuel surcharge	$160,799	$174,348	$481,980	$549,885
Fuel surcharge	21,778	27,154	66,136	80,754
Operating Revenue	182,577	201,502	548,116	630,639

Operating expenses and costs:
Salaries, wages and benefits	44,736	46,032	132,559	142,138
Operating supplies and expenses	34,982	42,378	105,002	123,589
Rent and purchased transportation	73,129	78,595	221,210	244,020
Depreciation	17,741	15,552	55,381	47,805
Insurance and claims	4,768	5,146	15,093	25,205
Other	5,121	5,305	18,052	17,936
Gain on disposition of equipment	(209)	(339)	(109)	(1,175)
Total operating expenses and costs	180,268	192,669	547,188	599,518

Operating income	2,309	8,833	928	31,121

Interest expense	(2,936)	(2,046)	(9,104)	(6,565)
Non-operating income	3,744	1,638	7,891	3,729

Income/(loss) before income taxes	3,117	8,425	(285)	28,285
Income tax expense/(benefit)	705	2,328	(68)	7,637

Net income/(loss)	$2,412	$6,097	$(217)	$20,648

Diluted earnings/(loss) per share	$0.11	$0.28	$(0.01)	$0.93

Average shares outstanding – Diluted	21,825	22,139	21,911	22,219

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Truckload Operations
Total miles (in thousands) (1)	46,503	47,209	136,397	148,304
Operating ratio (2)	100.5%	95.8%	102.8%	96.0%
Empty miles factor	8.89%	7.84%	8.82%	8.48%
Revenue per total mile, before fuel surcharge (1)	$2.10	$2.14	$2.10	$2.17
Total loads	106,061	105,342	319,081	316,772
Revenue per truck per workday	$751	$764	$724	$781
Revenue per truck per week	$3,757	$3,819	$3,620	$3,903
Average company-driver trucks	1,820	2,007	1,842	2,038
Average owner operator trucks	481	326	455	360

Logistics Operations
Total revenue (in thousands)	$50,190	$62,091	$162,618	$192,204
Operating ratio	94.3%	93.3%	94.0%	91.2%

P.A.M. Transportation Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
	2024	2023
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$48,078	$100,614
Trade accounts receivable, net	93,673	80,604
Other receivables	5,954	7,203
Inventories	2,332	2,321
Prepaid expenses and deposits	9,499	13,213
Marketable equity securities	44,205	43,203
Income taxes refundable	4,324	3,883
Total current assets	208,065	251,041

Property and equipment	828,473	771,131
Less: accumulated depreciation	282,451	266,412
Total property and equipment, net	546,022	504,719

Other non-current assets	2,655	4,697
Total assets	$756,742	$760,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,898	$62,652
Accrued expenses and other liabilities	16,776	16,799
Current portion of long-term debt	61,170	57,645
Total current liabilities	115,844	137,096

Long-term debt, net of current portion	227,539	204,064
Deferred income taxes	104,195	104,331
Other long-term liabilities	250	750
Total liabilities	447,828	446,241

STOCKHOLDERS’ EQUITY
Common stock	224	223
Additional paid-in capital	40,999	40,825
Treasury stock, at cost	(13,996)	(8,736)
Retained earnings	281,687	281,904
Total stockholders’ equity	308,914	314,216
Total liabilities and stockholders’ equity	$756,742	$760,457

1)	Excludes miles driven by third party power only carriers.
2)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Lance K. Stewart

(479) 361-9111